UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2012

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 below is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On April 26, 2012, Chart Industries, Inc. (the “Company”) issued a news release announcing the Company’s financial results for the first quarter ended March 31, 2012. A copy of the news release is furnished with this Current Report on Form 8-K as Exhibit 99.2. All information in the news release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

The news release furnished with this Current Report on Form 8-K as Exhibit 99.2 includes an adjusted earnings per share amount that excludes acquisition related earn-out adjustments recorded in the quarter. Also included for purposes of period-to-period comparison is an adjusted earnings per share amount for the first quarter of 2011 which excludes certain acquisition-related restructuring costs that were recognized in that quarter. These adjusted earnings per share measures are not recognized under generally accepted accounting principles (“GAAP”) and are referred to as “non-GAAP financial measures” in Regulation G under the Securities Act. The Company believes these adjusted earnings per share amounts are of interest to investors and facilitate useful period-to-period comparisons of the Company’s financial results, and this information is used by the Company in evaluating internal performance. The adjusted earnings per share amounts are reconciled to earnings per share in a table at the end of the news release.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 25, 2012, the Company and its subsidiary, Chart Industries Luxembourg S.à r.l. (the “Foreign Borrower”) (the Company and the Foreign Borrower, collectively the “Borrowers”) entered into an amended and restated senior secured credit agreement with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and several other financial institutions party thereto, providing for a five-year $375 million senior secured credit facility (the “Restated Credit Facility”) consisting of a $75 million term loan, borrowed at closing (the “Term Loan”), and a multicurrency revolving credit facility in an aggregate principal amount of up to $300 million (the “Revolving Credit Facility”). The Restated Credit Facility includes an accordion feature which allows the Company, at its option, to increase the aggregate principal amount of the Term Loan and/or the Revolving Credit Facility by up to an additional $150 million, subject to customary conditions. The Restated Credit Facility amends and restates the Company’s prior senior secured credit facility and expires on April 25, 2017 (the “Maturity Date”), at which time the Term Loan and the Revolving Credit Facility mature.

The Term Loan amortizes in quarterly principal payments of $937,500 million starting on June 30, 2012, with the quarterly payment amount increasing to $1,875,000 from June 30, 2015 through March 31, 2017. The remaining balance is due on the Maturity Date.

The Revolving Credit Facility includes a $25 million sub-limit for the issuance of swingline loans, which are comparatively short-term loans used for working capital purposes, and a $100 million sub-limit for the issuance of letters of credit. The Revolving Credit Facility also provides for up to $50 million (U.S. equivalent) in foreign currency borrowings and up to $50 million in advances to the Foreign Borrower. At closing, there were $32.55 million in letters of credit issued but no other borrowings outstanding under the Revolving Credit Facility.

Loans under the Restated Credit Facility will continue to bear interest at either LIBOR or the base rate, at the applicable Borrower’s election, plus a spread determined by the Company’s leverage ratio (as described below). However, the effective interest rates under the Restated Credit Facility are 0.50% more favorable to the Company than under the prior facility. Thus, at closing, the possible future spreads for LIBOR rate loans will range from 1.50% to 3.00% per annum, and possible future spreads for base rate loans will range from 0.50% to 2.00% per annum. As under its prior credit facility, in addition to interest, the Company is required to pay commitment fees on the unused portion of the Revolving Credit Facility. These have also been reduced under the Restated Credit Facility. The commitment fee rate, like the interest rate spreads, is subject to adjustment based on the Company’s leverage ratio, with possible future commitment fees ranging from 0.250% to 0.400% per annum.

The Company and its domestic Material Subsidiaries (as defined in the Restated Credit Facility) (subject to certain exemptions, “Guarantors”) continue to guarantee all of the Borrowers’ obligations in connection with the Restated Credit Facility and certain hedging and banking services obligations. The obligations of the Borrowers and the Guarantors under the Restated Credit Facility also continue to be secured by (i) a first priority perfected security interest in and lien on existing and future personal and material real property (subject to certain restrictions) of the Company and each Guarantor and (ii) a pledge of, and a first perfected security interest in, 100% of the equity interests of each of the Company’s existing and future material domestic subsidiaries and 65% of the equity interests of first-tier foreign subsidiaries owned by the Company and each Guarantor (subject to certain restrictions). The Amended and Restated Guarantee and Collateral Agreement entered into by the Company, the Guarantors and the Administrative Agent, providing for the foregoing guarantees and security interests in personal property under the Restated Credit Facility, is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference.

The Restated Credit Facility contains covenants that are customary for similar credit arrangements and generally consistent with or more favorable to the Company than those under its prior facility. These include covenants relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws. There are also financial covenants that require the Company to (i) maintain an interest coverage ratio (defined as the ratio of consolidated EBITDA to consolidated interest expense for the four most recent fiscal quarters) of not less than 3.0 to 1.0, (ii) maintain a leverage ratio (defined as the ratio of consolidated total indebtedness (less cash, cash equivalents and short term investments in excess of $20 million) to consolidated EBITDA for the four most recent fiscal quarters) of no greater than 3.25 to 1.0, and (iii) limit annual consolidated capital expenditures to no more than $75 million during fiscal 2012 and $62.5 million in any other fiscal year, plus a designated portion of aggregate unspent carryovers from the two most recent prior years. The Restated Credit Facility also imposes certain customary limitations and requirements on the Company with respect to, among other things, the incurrence of indebtedness and liens, the making of investments, the payment of dividends or making of other restricted payments, mergers, acquisitions and dispositions of assets, and transactions with affiliates.

The Borrowers’ failure to comply with the foregoing covenants, including compliance with the financial ratios, will constitute an event of default (subject, in the case of certain such covenants, to applicable notice and/or grace or cure periods) under the Restated Credit Facility. Other events of default under the Restated Credit Facility include the failure to timely pay principal, interest, fees or other amounts due and owing (subject to applicable grace periods), the occurrence of a change of control, certain breaches or defaults under other indebtedness in an aggregate amount in excess of $25 million, the occurrence of certain bankruptcy or insolvency events, and the breach of representations or warranties in any material respect. Events of default under the Restated Credit Facility are consistent with or more favorable to the Company than those under its prior facility. The occurrence and continuance of an event of default could result in, among other things, amounts owing under the Restated Credit Facility being accelerated and the Revolving Credit Facility being terminated.

The foregoing description of the Restated Credit Facility is not complete and is qualified in its entirety by reference to the Restated Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference. A copy of the news release announcing the execution of the Restated Credit Facility is furnished with this Current Report on Form 8-K as Exhibit 99.1. All information in the news release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 7.01	Regulation FD Disclosure.

On April 26, 2012, the Company announced that its wholly-owned subsidiary, Chart Energy & Chemicals, Inc., has been awarded a contract of approximately $40 million to provide Brazed Aluminum Heat Exchangers, Cold Boxes and Core-in-Kettle® units for an additional baseload LNG project in Eastern Australia. A copy of the news release is furnished with this Current Report on Form 8-K as Exhibit 99.3. All information in the news release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated April 25, 2012, among Chart Industries, Inc., Chart Industries Luxembourg S.à r.l., the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent.

10.2	Amended and Restated Guarantee and Collateral Agreement, dated April 25, 2012, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Chart Industries, Inc. News Release, dated April 26, 2012, announcing the amendment of the Company’s senior secured credit facility.

99.2	Chart Industries, Inc. News Release, dated April 26, 2012, announcing the Company’s first quarter 2012 results.

99.3	Chart Industries, Inc. News Release, dated April 26, 2012, announcing a contract for a baseload LNG project in Eastern Australia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: April 26, 2012

	By:	/s/ Michael F. Biehl
Michael F. Biehl Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated April 25, 2012, among Chart Industries, Inc., Chart Industries Luxembourg S.à r.l., the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent.

10.2	Amended and Restated Guarantee and Collateral Agreement, dated April 25, 2012, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Chart Industries, Inc. News Release, dated April 26, 2012, announcing the amendment of the Company’s senior secured credit facility.

99.2	Chart Industries, Inc. News Release, dated April 26, 2012, announcing the Company’s first quarter 2012 results.

99.3	Chart Industries, Inc. News Release, dated April 26, 2012, announcing a contract for a baseload LNG project in Eastern Australia.